UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2018 (May 31, 2018)
Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36558 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
240 Greenwich Avenue Greenwich, Connecticut 06830 (203) 861-0900 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________
Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2018, Townsquare Media, Inc. (the “Company”) and Bill Wilson, the Company's Co-Chief Executive Officer, entered into a Restricted Stock Award Agreement (the “Agreement”), pursuant to which Mr. Wilson was granted 400,000 shares of restricted Class A common stock of the Company (the “Restricted Shares”) under the Company’s 2014 Omnibus Incentive Plan (the “Plan”). The Agreement incorporates the terms of the Plan and, under the terms of the Agreement, the Restricted Shares vest (i) in equal amounts on each of the first four anniversaries of the grant date, and (ii) in full, in the event of a change in control (as defined in the Plan); provided, in each case, that Mr. Wilson remains a full-time employee of the Company and Mr. Wilson’s employment has not been terminated prior to the applicable vesting date, other than by the Company without cause.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Plan is filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed on July 14, 2014 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Restricted Stock Award Agreement between Townsquare Media, Inc. and Bill Wilson, dated May 31, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Townsquare Media, Inc.

Date: June 4, 2018	By:	/s/ Christopher Kitchen
Christopher Kitchen
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Restricted Stock Award Agreement between Townsquare Media, Inc. and Bill Wilson, dated May 31, 2018.